Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Martha Lindeman

312-373-2430

Media Contact:

Matthew Pakula

312-373-2435

PLAYBOY ENTERPRISES, INC. REPORTS

FOURTH QUARTER AND FULL-YEAR RESULTS

Segment Income for the Licensing Group

Nearly Doubles in the Quarter

CHICAGO, Tuesday, February 15, 2011 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today announced a net loss for the fourth quarter ended December 31, 2010, of $14.7 million, or $0.43 per basic and diluted share, compared to a net loss of $27.8 million, or $0.83 per basic and diluted share, in the year earlier period. The fourth quarter results included a $12.5 million charge related to a legal settlement in 2010 versus a total of $28.6 million of impairment and restructuring charges in 2009.

Revenues in the 2010 fourth quarter declined 9% to $55.0 million from $60.6 million in the prior year quarter. In the same time periods, the company reported segment income of $0.6 million, down from segment income of $2.1 million. Fourth quarter segment income for the Licensing Group nearly doubled compared to the 2009 quarter, although weaker performance in the media businesses and increased Corporate expense more than offset this gain.

PEI Chief Executive Officer Scott Flanders said: “We are pleased with our accomplishments through the year and in the fourth quarter in particular. In spite of the challenges created by a weak economy, changes in how consumers use media, the loss of a critical customer’s revenues in the second half and the burden of expenses related to the potential going-private transaction, we made significant progress in our businesses during 2010. We began implementing a strategy to transition Playboy to a brand management company, outsourced major portions of our publishing and licensing businesses, accelerated efforts to further reduce our overhead and opened two new Playboy clubs and closed deals for two additional venues. In December, we also held a successful sale of artwork from our extensive collection, although the majority of the proceeds are being recorded in 2011 and are not evident in our fourth quarter earnings.

“Our 2010 results demonstrate the viability of our brand management strategy. Our licensing business recorded its most profitable full year and single quarter ever as well as improved operating margins, all of which reflected the completion of new licensing agreements, continued growth in our relationships with existing licensees, and the rollout of new product lines and categories. The Playboy brand remains this company’s greatest asset, and we continue to find new opportunities to monetize its value,” Flanders said.

Entertainment

The Entertainment Group reported a segment loss of $0.9 million in the 2010 fourth quarter compared to segment income of $2.6 million in the prior year. Revenues were $18.8 million, down from $23.7 million, in the same time periods. The declines in revenues and profits were mainly due to a U.S. distributor withholding payment for the company’s TV programming, which last year totaled $3.4 million. The dispute with the distributor has since been settled, which resulted in a $12.5 million charge recorded in the 2010 fourth quarter.

The group was able to offset approximately $1.4 million of the year-over-year revenue decline through lower programming amortization expense and other favorable cost comparisons, primarily related to marketing and programming distribution.

Print/Digital

Fourth quarter 2010 Print/Digital segment income was $1.5 million, down $1.0 million from the prior year on a $6.2 million decline in revenues to $22.0 million.

Playboy magazine fourth quarter revenues were down 36% in the year-over-year comparison to $10.0 million, reflecting both a planned rate base reduction and the recognition in the 2009 fourth quarter of four issues of subscription revenues versus three in the 2010 fourth quarter. Reduced editorial and manufacturing costs and operating expenses helped offset the magazine’s lower revenue base.

Despite higher royalties from mobile licensees, fourth quarter digital revenues were down by $0.7 million in 2010 versus 2009 reflecting lower pay site and advertising sales.

Licensing

Licensing Group segment income nearly doubled in the 2010 fourth quarter to $9.7 million from $5.1 million in the prior year on a 62% increase in revenues to $14.2 million from $8.7 million. New licensing agreements in Asia and the introduction of a new product line in Western Europe contributed to a 79% gain in fourth quarter consumer products revenues to $12.8 million. The company auctioned selected pieces of art from its collection in the 2010 fourth quarter totaling $2.5 million, of which $0.3 million was recognized in December with the remainder being recorded in 2011.

Corporate and Other

Corporate expense increased to $9.7 million in the 2010 fourth quarter from $8.1 million in the previous year, primarily due to legal and advisory costs associated with the possible going-private transaction announced on January 10, 2011.

As a result of the ongoing tender offer to purchase all of PEI’s common stock at $6.15 per share, the company will not hold a conference call to discuss the fourth quarter results.

# # #

Playboy is one of the most recognized and popular consumer brands in the world. Playboy Enterprises, Inc. is a media and lifestyle company that markets the brand through a wide range of media properties and licensing initiatives. The company publishes Playboy magazine in the United States and abroad and creates content for distribution via television networks, websites, mobile platforms and radio. Through licensing agreements, the Playboy brand appears on a wide range of consumer products in more than 150 countries as well as retail stores and entertainment venues.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and mobile materials;
(b)	attempts to limit or otherwise regulate the sale or distribution of certain consumer products sold by our licensees; or
(c)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us;

(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and other business partners;
(3)	Our ability to effectively manage our exposure to foreign currency exchange rate fluctuations;
(4)

Further changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment, which, in each case, could reduce demand for our programming and products and impact our advertising and licensing revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)

Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Further competition for advertisers from other publications, media or online providers or decreases in spending by advertisers, either generally or with respect to the men’s market;
(10)	Competition in the television, men’s magazine, Internet, mobile and product licensing markets;
(11)	Attempts by consumers, distributors, merchants or private advocacy groups to exclude our programming or other products from distribution;
(12)

Our television, Internet and mobile businesses’ reliance on third parties for technology and distribution, and any changes in that technology, distribution and/or delays in implementation which might affect our plans, assumptions and financial results;

(13)	Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control;
(14)	Competition for channel space on linear or video-on-demand television platforms;
(15)

Failure to maintain our agreements with multiple system operators and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to households or acceptance by DTH, cable and/or telephone company systems and the possible resulting cancellation of fee arrangements, pressure on splits or other deterioration of contract terms with operators of these systems;

(16)	Risks that we may not realize the expected sales and profits and other benefits from acquisitions;
(17)	Any charges or costs we incur in connection with restructuring measures we have taken or may take in the future;
(18)	Increases in paper, printing, postage or other manufacturing costs;
(19)	Effects of the consolidation of the single-copy magazine distribution system in the U.S. and risks associated with the financial stability of major magazine wholesalers;
(20)	Effects of the consolidation and/or bankruptcies of television distribution companies;
(21)	Risks associated with the viability of our subscription, ad-supported and e-commerce Internet models;
(22)	Our ability to sublet our excess space may be negatively impacted by the market for commercial rental real estate as well as by the global economy generally;
(23)	The risk that our common stock could be delisted from the New York Stock Exchange, or NYSE, if we fail to meet the NYSE’s continued listing requirements;
(24)	Risks that adverse market conditions in the securities and credit markets may significantly affect our ability to access the capital markets;
(25)

The risk that we will be unable to refinance our 3.00% convertible senior subordinated notes due 2025, or convertible notes, or the risk that we will need to refinance our convertible notes, prior to the first put date of March 15, 2012, at significantly higher interest rates;

(26)	Further downward pressure on our operating results and/or further deterioration of economic conditions could result in impairments of our long-lived assets, including intangible assets; and
(27)	Costs and uncertainties relating to the consummation of the transactions contemplated by the merger agreement with Icon Acquisition Holdings, L.P. and Icon Merger Sub, Inc.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.peiinvestor.com in the Investor Relations section of our website.

Playboy Enterprises, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except per share amounts)

	Quarters Ended December 31,
	2010	2009
Net revenues
Entertainment:
Domestic TV	$8.9	$12.0
International TV	9.1	10.2
Other	0.8	1.5

Total Entertainment	18.8	23.7
Print/Digital:
Domestic magazine	10.0	15.7
International magazine	1.5	1.5
Special editions and other	1.6	1.4
Digital	8.9	9.6

Total Print/Digital	22.0	28.2
Licensing:
Consumer products	12.8	7.1
Location-based entertainment	0.8	1.1
Marketing events	0.2	0.2
Other	0.4	0.3

Total Licensing	14.2	8.7

Total net revenues	$55.0	$60.6

Net loss
Entertainment	$(0.9)	$2.6
Print/Digital	1.5	2.5
Licensing	9.7	5.1
Corporate	(9.7)	(8.1)

Segment income	0.6	2.1

Restructuring expense	(0.4)	(6.4)
Impairment charge	-	(22.2)
Legal settlement	(12.5)	-
Gain on disposals	0.2	-

Operating loss	(12.1)	(26.5)

Investment income	-	0.1
Interest expense	(2.1)	(2.2)
Amortization of deferred financing fees	(0.2)	(0.2)
Other, net	0.4	0.1

Loss before income taxes	(14.0)	(28.7)

Income tax benefit (expense)	(0.7)	0.9

Net loss	$(14.7)	$(27.8)

Weighted average number of common shares outstanding
Basic and diluted	33,715	33,489

Basic and diluted loss per common share	$(0.43)	$(0.83)

Playboy Enterprises, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In millions, except per share amounts)

	Twelve Months Ended December 31,
	2010	2009
Net revenues
Entertainment:
Domestic TV	$44.4	$50.5
International TV	37.5	42.6
Other	3.1	5.0

Total Entertainment	85.0	98.1
Print/Digital:
Domestic magazine	37.3	55.0
International magazine	5.6	6.3
Special editions and other	6.0	6.8
Digital	33.9	37.4

Total Print/Digital	82.8	105.5
Licensing:
Consumer products	40.5	29.0
Location-based entertainment	3.5	4.6
Marketing events	2.4	2.5
Other	1.0	0.7

Total Licensing	47.4	36.8

Total net revenues	$215.2	$240.4

Net loss
Entertainment	$5.1	$9.9
Print/Digital	0.5	1.6
Licensing	28.8	21.0
Corporate	(29.5)	(25.4)

Segment income	4.9	7.1

Restructuring expense	(3.1)	(19.2)
Impairment charges	(25.8)	(27.7)
Legal settlement	(12.5)	-
Gain on disposals	0.2	-

Operating loss	(36.3)	(39.8)

Investment income	-	0.8
Interest expense	(8.6)	(8.7)
Amortization of deferred financing fees	(0.7)	(0.7)
Other, net	0.5	(0.2)

Loss before income taxes	(45.1)	(48.6)

Income tax expense	(3.4)	(2.7)

Net loss	$(48.5)	$(51.3)

Weighted average number of common shares outstanding
Basic and diluted	33,646	33,447

Basic and diluted loss per common share	$(1.44)	$(1.53)

PLAYBOY ENTERPRISES, INC.

Reconciliation of Non-GAAP Financial Information (dollars in millions, except per share amounts)

	Fourth Quarter Ended December 31,			Twelve Months Ended December 31,
EBITDA and Adjusted EBITDA	2010	2009	% Inc/(Dec)	2010	2009	% Inc/(Dec)
Net Loss	$(14.7)	$(27.8)	(47.1)	$(48.5)	$(51.3)	(5.5)
Adjusted for:
Income Tax Expense (Benefit)	0.7	(0.9)	-	3.4	2.7	25.9
Interest Expense	2.1	2.2	(4.5)	8.6	8.7	(1.1)
Amortization of Deferred Financing Fees	0.2	0.2	-	0.7	0.7	-
Depreciation and Amortization	7.9	8.6	(8.1)	30.2	36.1	(16.3)
EBITDA [1]	(3.8)	(17.7)	(78.5)	(5.6)	(3.1)	80.6
Adjusted for:
Restructuring Expense	0.4	6.4	(93.8)	3.1	19.2	(83.9)
Stock Options and Restricted Stock Awards	0.3	0.2	50.0	1.3	0.8	62.5
Equity in Operations of Investments	(0.2)	(0.4)	(50.0)	(0.4)	(0.4)	-
Impairment Charges	-	22.2	(100.0)	25.8	27.7	(6.9)
Cash Investments in Entertainment Programming	(8.1)	(6.5)	24.6	(26.3)	(24.9)	5.6
Adjusted EBITDA [2]	$(11.4)	$4.2	-	$(2.1)	$19.3	-

Net Income (Loss) Before Restructuring, Impairment	Fourth Quarter Ended December 31,			Twelve Months Ended December 31,
Charges, Legal Settlement and Gain on Disposals [3]	2010	2009	% Better/(Worse)	2010	2009	% Better/(Worse)
Net Loss	$(14.7)	$(27.8)	47.1	$(48.5)	$(51.3)	5.5
Adjusted for:
Restructuring Expense	0.4	6.4	93.8	3.1	19.2	83.9
Impairment Charges	-	22.2	100.0	25.8	27.7	6.9
Legal Settlement	12.5	-	-	12.5	-	-
Gain on Disposals	(0.2)	-	-	(0.2)	-	-
Net Income (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals	$(2.0)	$0.8	-	$(7.3)	$(4.4)	(65.9)
Basic Earnings (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals Per Common Share	$(0.06)	$0.03	-	$(0.21)	$(0.13)	(61.5)
Diluted Earnings (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals Per Common Share	$(0.06)	$0.02	-	$(0.21)	$(0.13)	(61.5)

	Fourth Quarter Ended December 31,			Twelve Months Ended December 31,
Financial and Operating Data	2010	2009	% Inc/(Dec)	2010	2009	% Inc/(Dec)
Entertainment
Cash Investments in Entertainment Programming	$8.1	$6.5	24.6	$26.3	$24.9	5.6
Programming Amortization Expense	$6.4	$6.9	(7.2)	$24.0	$29.3	(18.1)

Print/Digital
Advertising Sales (Playboy-Branded)	$3.3	$5.3	(37.7)	$11.2	$17.0	(34.1)
Digital Content Expense	$1.7	$1.4	21.4	$6.2	$6.3	(1.6)
Domestic Magazine Advertising Pages	108.3	94.3	14.8	357.2	285.4	25.2

At December 31
Cash, Cash Equivalents, Marketable Securities and Short-Term Investments	$25.5	$24.6	3.7	$25.5	$24.6	3.7
Long-Term Financing Obligations	$108.8	$104.1	4.5	$108.8	$104.1	4.5

See notes on accompanying page.

PLAYBOY ENTERPRISES, INC.

Notes to Reconciliation of Non-GAAP Financial Information and Financial and Operating Data

1)

In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in entertainment programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

2)

In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among other things, to invest in the business, make strategic acquisitions and strengthen the balance sheet. Investors should recognize that Adjusted EBITDA might not be comparable to similarly titled measures of other companies. Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.

3)

In order to fully assess our financial results, management believes that Net Income (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals is an appropriate measure for evaluating our operating performance and liquidity. Investors should recognize that Net Income (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals might not be comparable to similarly titled measures of other companies. Net Income (Loss) Before Restructuring, Impairment Charges, Legal Settlement and Gain on Disposals should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.